UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

March 14, 2005

(Date of earliest event reported)

RAYOVAC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(770) 829-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 14, 2005, Rayovac Corporation, a Wisconsin corporation (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) by and among the Company and all of the shareholders of Tetra Holding GmbH (“Tetra”), a limited liability company organized under the laws of the Federal Republic of Germany.

The Company will acquire all of the outstanding equity interests of Tetra for a purchase price of Euro 415 million in cash, subject to adjustment as provided for in the Purchase Agreement. The transaction has been approved by the Company’s board of directors and is subject to customary closing conditions. Prior to the execution of the Purchase Agreement, there were no material relationships between the Company and its affiliates and any of the other parties to the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be a complete statement of the parties’ rights thereunder and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

On March 15, 2005, the Company announced that it had entered into the Purchase Agreement by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit
2.1	Share Purchase Agreement dated as of March 14, 2005 by and among Rayovac Corporation, a Wisconsin corporation, Triton Managers Limited, a limited liability company organized under the laws of Jersey, Channel Islands, acting in its own name but for the account of those Persons set forth on Annex I to the Share Purchase Agreement, BGLD Managers Limited, a limited liability company organized under the laws of Jersey, Channel Islands, acting in its own name but for the account of BGLD Co-Invest Limited Partnership, AXA Private Equity Fund II-A, a Fonds Commun de Placement à Risques, represented by its management company AXA Investment Managers Private Equity Europe S.A., AXA Private Equity Fund II-B, a Fonds Commun de Placement à Risques, represented by its management company AXA Investment Managers Private Equity Europe S.A., Harald Quandt Holding GmbH, a limited liability company organized under the laws of the Federal Republic of Germany and Tetra Managers Beteiligungsgesellschaft mbH, a limited liability company organized under the laws of the Federal Republic of Germany, being all of the shareholders of Tetra Holding GmbH, a limited liability company organized under the laws of the Federal Republic of Germany, and Triton Managers Limited, as Sellers’ Representative.

99.1	Press Release dated March 15, 2005 issued by Rayovac Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2005	RAYOVAC CORPORATION

	By:	/s/ Randall J. Steward
	Name:	Randall J. Steward
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Share Purchase Agreement dated as of March 14, 2005 by and among Rayovac Corporation, a Wisconsin corporation, Triton Managers Limited, a limited liability company organized under the laws of Jersey, Channel Islands, acting in its own name but for the account of those Persons set forth on Annex I to the Share Purchase Agreement, BGLD Managers Limited, a limited liability company organized under the laws of Jersey, Channel Islands, acting in its own name but for the account of BGLD Co-Invest Limited Partnership, AXA Private Equity Fund II-A, a Fonds Commun de Placement à Risques, represented by its management company AXA Investment Managers Private Equity Europe S.A., AXA Private Equity Fund II-B, a Fonds Commun de Placement à Risques, represented by its management company AXA Investment Managers Private Equity Europe S.A., Harald Quandt Holding GmbH, a limited liability company organized under the laws of the Federal Republic of Germany and Tetra Managers Beteiligungsgesellschaft mbH, a limited liability company organized under the laws of the Federal Republic of Germany, being all of the shareholders of Tetra Holding GmbH, a limited liability company organized under the laws of the Federal Republic of Germany, and Triton Managers Limited, as Sellers’ Representative.

99.1	Press Release dated March 15, 2005 issued by Rayovac Corporation.